                                                         Exhibit No. EX-99.d.2.v

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this  ___  day  of________,  2008  among  DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS LP, a Delaware limited partnership  ("DFA"), and DFA AUSTRALIA LIMITED, a corporation organized under the laws of New South Wales ("DFA Australia").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including the International Vector Equity Portfolio (the "Portfolio"); and

     WHEREAS,  the Portfolio  invests in securities of issuers  associated  with international  markets  designated  by  the  Investment  Committee  of  DFA,  as categorized, defined, and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFA Australia  personnel have expertise in certain business areas pertinent to the  business  operations  of the  Portfolio  and the  selection of brokers or dealers and the  execution  of trades with  respect to  international securities; and

     WHEREAS,  DFA wishes to retain DFA Australia as sub-advisor with respect to the Portfolio,  and DFA Australia  wishes to act as sub-advisor,  upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services to Be Performed. DFA hereby employs, subject to approval by the
Board of Directors of the Fund and supervision by DFA, DFA Australia to furnish, at DFA  Australia's  expense,  the services  described below with respect to the
Portfolio:

          a.   DFA  Australia  shall have the authority  and  responsibility  to select  brokers  or dealers  to  execute  purchases  and sales of
               eligible  securities  for  the  Portfolio.   Such  authority  and
               responsibility shall include,  without limitation,  (i) providing investment  and ancillary  services for DFA and  determining  the best and most  efficient  means of  purchasing  and selling  such
               portfolio   securities   in  order  to  receive  best  price  and
               execution,  and (ii) allocating trades among brokers and dealers, including any affiliate of the Fund or of any investment  advisor or  affiliate  thereof,  subject to Section 17 of the  Investment
               Company  Act of  1940  (the  "1940  Act").  In  carrying  out its obligations hereunder,  DFA Australia will act with a view to the
               Portfolio's  objectives,  as set forth in the Fund's registration statement,  and otherwise  communicated  to DFA Australia by DFA, including the  objectives  of receiving  best price and execution for  portfolio  transactions  and  of  causing  as  little  price fluctuation  as  possible.  DFA  Australia  shall not receive any commission  or  rebate  from  any  broker  or  dealer  to whom it allocates  trades nor shall it receive  any  commission  from DFA based  upon  the  allocation  of  trades.  DFA  will  advise  DFA
               Australia  of changes in the Fund's  Articles  of  Incorporation,
               By-Laws,  and  registration  statement,  and any  objectives  not appearing  therein,  as they may be relevant  to DFA  Australia's performance  under  this  Agreement.  DFA  will  furnish  to  DFA
               Australia reports on cash available for investment and needed for redemption  payments.  DFA shall be  responsible  to the Board of
               Directors  of the  Fund  for  the  preparation  of  schedules  of securities  eligible  for  purchase  and  sale  by the  Portfolio
               ("execution  schedules"),  and shall prepare such schedules on at least a  semi-annual  basis,  it  being  understood  that DFA may consult  with DFA  Australia  in  connection  therewith,  and may delegate to DFA Australia the preparation of such  schedules.  On at least a  semi-annual  basis,  DFA will review the  Portfolio's holdings, make, itself or in consultation with DFA Australia, any necessary adjustments to the execution schedules,  and review the securities  trading  process and  executions.  DFA  Australia  is authorized to have orders  executed for more or fewer shares than set forth on the execution  schedules when market  conditions and other factors  permit or require,  provided  that such  variances from the execution  schedules are within the parameters agreed to by DFA,  from time to time, or in specific  cases.  DFA Australia shall report the results of all trading  activities  and all such other  information  relating to  portfolio  transactions  for the
               Portfolio as DFA may reasonably  request, on a daily basis to DFA and  any  other  entity  designated  by DFA,  including,  without limitation, the custodian of the Fund. DFA Australia shall review and  coordinate  its agency  trading  and  execution  strategies, practices,  and  results  with DFA as  frequently  as  reasonably requested.

          b.   DFA Australia shall maintain,  and  periodically  review with DFA and the Fund,  policies  and  procedures  necessary to ensure the effectiveness  of  on-line  communications  systems  between  DFA
               Australia, DFA, and the Fund.

          c.   DFA Australia shall periodically provide DFA with data concerning the Asia Pacific  markets,  and it shall  maintain and provide to
               DFA current  financial  information with respect to specific Asia
               Pacific  securities  on the  execution  schedules.  DFA Australia shall also  furnish  DFA with  advice and  information  regarding securities  of Asia Pacific  companies and shall provide DFA with such recommendations in connection with the investment therein by the Portfolio as DFA Australia shall deem necessary and advisable in  light  of  the  investment  objective  and  policies  of  the
               Portfolio.

     2. Compensation.  For the services provided by DFA Australia hereunder, DFA shall pay DFA  Australia a fee equal to $13,000  (US) per year,  to be paid on a quarterly  basis.  In the event that this  Agreement is terminated at other than quarter-end, the fee for such quarter shall be prorated.

     3.  Liability of DFA Australia.  DFA Australia  shall not be liable for any error of judgment or of law or for any loss  suffered by the Fund in  connection with the matters to which this  Agreement  relates,  except loss  resulting from willful misfeasance, bad faith, or gross negligence on the part of DFA Australia in the performance of its  obligations and duties,  or by reason of its reckless disregard of its obligations and duties under this Agreement.

     4. Term.  This  Agreement  shall become  effective as of July 23, 2008, and shall  remain in  effect  until  July 23,  2010,  unless  sooner  terminated  as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually,  by: (a) the vote of a majority  of the Fund's  directors,  or (b) the vote of a majority of the outstanding  voting  securities of the Portfolio,  and
(c) the  vote of a  majority  of those  directors  who are not  parties  to this
Agreement or  interested  persons of any such party  (except as directors of the
Fund)  cast in person  at a meeting  called  for the  purpose  of voting on such approval.  The  terms  "interested  persons"  and  "vote  of a  majority  of the outstanding voting securities" shall have the meanings respectively set forth in
Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     This  Agreement  may be  terminated by DFA or by DFA Australia at any time, without penalty,  on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Directors of the Fund or by vote of the  holders of a majority of the  outstanding  voting securities of the Portfolio on sixty (60) days' written  notice to DFA Australia by the Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned, or not renewed.

     5. DFA Australia will promptly notify DFA and the Fund of any change in the composition of its Board of Directors.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     IN WITNESS  WHEREOF,  DFA,  DFA  Australia,  and the Fund have  caused this
Agreement to be executed as of the day and year above written.

                            DIMENSIONAL FUND ADVISORS LP

                            By: DIMENSIONAL HOLDINGS INC.,
                                 General Partner

                            By:
                                  Name
                                  Title

                            DFA AUSTRALIA LIMITED

                            By:
                                  Name
                                  Title

                            DFA INVESTMENT DIMENSIONS GROUP INC.

                            By:
                                  Name
                                  Title